INDEX TO EXHIBITS
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EXHIBIT NO.                PAGE NO.                                  DESCRIPTION

     3.1                       *               Articles of Incorporation, as amended, incorporated by reference to the Registrant's
                                               Form 8-K12g3, filed on September 12, 2000.

     3.2                       *               Bylaws, as amended, incorporated by reference to the Registrant's Form 8-K12g3, filed on September 12, 2000.

     10.1                     23               Warrant Agreement with Greenwich Financial Group effective May 8, 2002.

     10.2                     42               Registration and Lock-up Agreement between the Company and Greenwich Financial Group, effective May 8, 2002.

     13.1                      *               Form 10-KSB filed April 15, 2002.

     13.2                      *               Form S-8 filed May 8, 2002.
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* Previously filed as indicated and incorporated herein by reference from the referenced filings previously made by the Company.